EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 24, 2002, except for Note 14, as to which the date is September 3, 2002, relating to the consolidated financial statements and financial statement schedule of Verilink Corporation, which appears in Verilink Corporation’s Annual Report on Form 10-K for the year ended June 28, 2002.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
December 13, 2002